UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

In June 2016, the Company announced that the Board of Directors (“Board”) had authorized a $20.0 million stock repurchase program (the “Repurchase Program”), whereby the Company was authorized to repurchase the Company’s common stock from time to time on the open market or in privately negotiated transactions at prices and in the manner determined by the Board. On May 5, 2017, the Company’s Board reauthorized the common stock repurchase program to allow the Company to use the remaining balance of the unused authorization under the Repurchase Program after its original expiration in June 2017. The reauthorized program allows the Company to repurchase its common stock from time to time on the open market or in privately negotiated transactions at prices and in the manner that may be determined by management. The reauthorized program has no time limit and may be suspended at any time. Additionally, the Company may establish, from time to time, 10b5-1 trading plans that will provide flexibility as it buys back its shares.

Yesterday, the Company announced in its Shareholder Letter dated August 8, 2018, which was posted on the Investor Relations section of our website at www.techtarget.com and furnished as Exhibit 99.1 to our Form 8-K filed with the Securities Exchange Commission on August 8, 2018, that it did not repurchase any shares of its common stock under the Repurchase Program during the second quarter and that approximately $2.4 million remains available.

The Company is supplementing the information provided in its Shareholder Letter regarding the Repurchase Program specifically to advise investors that it intends to resume repurchases under the Repurchase Program during the third quarter consistent with the Board reauthorization.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by TechTarget under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by TechTarget that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: August 9, 2018	By:	/s/ Charles D. Rennick
Charles D. Rennick
Vice President & General Counsel